UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[  ]   Preliminary Information Statement

[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

Advisors Series Trust
__________________________________________________________
(Name of Registrant As Specified In Its Charter)

Payment of filing fee (check the appropriate box):

	☑	No fee required.

	☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies: _______________________________________

	2)	Aggregate number of securities to which transaction applies: ______________________________________

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________________________________________________________

	4)	Proposed maximum aggregate value of transaction: ______________________________________________

	5)	Total fee paid: __________________________________________________________________________

☐	Fee paid previously with materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid: ___________________________________________________________

2)	Form, Schedule or Registration Statement No.: ___________________________________________

3)	Filing Party: _____________________________________________________________________

4)	Date Filed: ______________________________________________________________________

Orinda SkyView Macro Opportunities Fund

Advisors Series Trust
615 E. Michigan Street
Milwaukee, WI 53202

INFORMATION STATEMENT

WE ARE PLEASED TO PROVIDE NOTICE OF APPOINTMENT OF A NEW SUB-ADVISER AND RE-APPOINTMENT OF A PREVIOUS SUB-ADVISER

This Information Statement is being mailed on or about December 5, 2012 to shareholders of record as of November 21, 2012 (the “Record Date”).  The Information Statement is being provided to shareholders of the Orinda SkyView Macro Opportunities Fund (the “Fund”), a series of Advisors Series Trust, 615 E. Michigan St., Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC Order”) that the Trust and the investment adviser to the Fund, Orinda Asset Management, LLC (the “Adviser”), received from the U.S. Securities and Exchange Commission (the “SEC”).  Under the SEC Order, the Adviser may, subject to the Trust’s Board of Trustee’s (the “Board’s”) approval, enter into or materially amend sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement is sent to shareholders of the Fund.  Note that the SEC Order does not apply to the Fund’s Lead Sub-Adviser, and all references to the Fund’s sub-advisers contained herein do not apply to the Fund’s Lead Sub-Adviser.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about new investment sub-advisory agreements with Covenant Financial Services, LLC dba Covenant Global Investors (“Covenant”), a new sub-adviser for the Fund effective September 26, 2012, and Crescat Portfolio Management, LLC (“Crescat”), a previous sub-adviser for the Fund that experienced a change in ownership that resulted in the automatic termination of the prior sub-advisory agreement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:
This Information Statement is available at http://orindamanagement.com/mutual-fund/downloads/.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with printing, mailing and filing this Information Statement.  One Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO ORINDA SKYVIEW MACRO OPPORTUNITIES FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-855-467-4632 (855-4ORINDA).

THE ADVISER AND ITS ADVISORY AGREEMENT

Orinda Asset Management, LLC, located at 4 Orinda Way, Suite 100B, Orinda, CA 94563, serves as investment adviser to the following funds (collectively referred to as the “Funds”), each of which is a series of the Trust:

Orinda SkyView Multi-Manager Hedged Equity Fund
Orinda SkyView Macro Opportunities Fund

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated March 29, 2011, as amended on March 16, 2012, to serve as the Investment Adviser to the Funds.  The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on March 29, 2011 for the Orinda SkyView Multi-Manager Hedged Equity Fund and March 30, 2012 for the Orinda SkyView Macro Opportunities Fund.  After its initial two-year period, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board or by a vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Adviser, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder. As compensation for its services, the Adviser receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee, the Adviser pays sub-advisers a sub-advisory fee. Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT WITH COVENANT

At a regular meeting of the Trust’s Board held September 19-20, 2012, the Board members present, including the majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (“Independent Trustees”), unanimously approved a Sub-advisory Agreement with Covenant for the Orinda SkyView Macro Opportunities Fund.  The terms and conditions of the Sub-advisory Agreement with Covenant are generally similar in all material respects to the terms and conditions of the Fund’s Sub-advisory Agreements with its other sub-advisers.  The fees payable to Covenant under its Sub-advisory Agreement do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

In approving the Sub-advisory Agreement, the Board considered the overall fairness of the Sub-advisory Agreement and whether the agreement was in the best interest of the Fund. The Board further considered factors it deemed relevant with respect to the Fund, including, as applicable: (1) the nature, quality and extent of the services provided or to be provided by the sub-adviser to the Fund; (2) the investment  performance of the Fund and its sub-adviser; (3) the costs of the services to be provided and profits to be realized by the sub-adviser and its affiliates from the sub-adviser’s relationship with the Fund; (4) the extent to which economies of scale will be realized as the Fund grows and whether fee levels reflect those economies of scale for the benefit of Fund investors; and (5) comparative services rendered and comparative advisory and sub-advisory fee rates. In considering the Sub-advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  In addition to the foregoing factors, the Board also discussed whether there were other benefits received by the Adviser, the sub-adviser, or their affiliates, from the sub-adviser’s relationship with the Fund. The Board concluded that any fall-out benefits resulting from the engagement of the sub-adviser were such that they did not impact the Board’s conclusion that the proposed sub-advisory fees were reasonable.

The Board noted that Covenant’s fees would be paid entirely by the Adviser so that no additional expenses would be borne by shareholders for the engagement of Covenant.  The Board considered the scope and quality of services to be provided by the sub-adviser, including the fact that the sub-adviser pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services. The Board also considered the qualifications and experience of the portfolio manager responsible for managing the sub-adviser’s portion of the Fund.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the sub-adviser. Based on these considerations, the Board was satisfied, with respect to Covenant and the Fund that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the sub-adviser’s services and (2) the sub-adviser’s compensation is fair and reasonable.  The Board was also assisted by the advice of independent counsel in making this determination.  Based on the foregoing, the Board members present, including a majority of the Independent Trustees, unanimously approved the Sub-advisory Agreement with Covenant.  As a result of the Board’s determination, Covenant became a sub-adviser to the Orinda SkyView Macro Opportunities Fund effective September 26, 2012.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT WITH CRESCAT

Crescat previously served as a sub-adviser to the Fund.  Recent ownership changes at Crescat have resulted in a “technical” termination of the previous Sub-advisory Agreement.  These ownership changes, described further below, are not expected to affect in any way the day-to-day management of the Fund.  In order for Crescat to continue to serve as sub-adviser to the Fund after the “technical” termination of the current Sub-advisory Agreement, it was necessary for the Adviser and the Fund to enter into a new Sub-advisory Agreement with Crescat.

At a meeting of the Trust’s Board held on October 24-25, 2012, the Board, including the Independent Trustees, unanimously approved a new Sub-advisory Agreement with Crescat for the Fund.  The terms and conditions of the new Sub-advisory Agreement with Crescat are identical to the terms and conditions of the previous Sub-advisory Agreement with Crescat, which the Board last reviewed and approved at its Board meeting held on March 15-16, 2012.  The fees payable to Crescat under its Sub-advisory Agreement do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

In approving the Sub-advisory Agreement, the Board considered the overall fairness of the Sub-advisory Agreement and whether the agreement was in the best interest of the Fund. The Board further considered factors it deemed relevant with respect to the Fund, including, as applicable: (1) the nature, quality and extent of the services provided or to be provided by the sub-adviser to the Fund (including the fact that the day-to-day management of the Fund was not expected to be affected by the change in control of Crescat and that the persons primarily responsible for the day-to-day management of the Fund were not expected to change); (2) the investment  performance of the Fund and its sub-adviser; (3) the costs of the services to be provided and profits to be realized by the sub-adviser and its affiliates from the sub-adviser’s relationship with the Fund; (4) the extent to which economies of scale will be realized as the Fund grows and whether fee levels reflect those economies of scale for the benefit of Fund investors; and (5) comparative services rendered and comparative advisory and sub-advisory fee rates. In considering the Sub-advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  In addition to the foregoing factors, the Board also discussed whether there were other benefits received by the Adviser, the sub-adviser, or their affiliates, from the sub-adviser’s relationship with the Fund. The Board concluded that any fall-out benefits resulting from the engagement of the sub-advisers were such that they did not impact the Board’s conclusion that the proposed sub-advisory fees were reasonable.

The Board noted that Crescat’s fees would continue to be paid entirely by the Adviser so that no additional expenses would be borne by shareholders for the engagement of Crescat.  The Board considered the scope and quality of services to be provided by the sub-adviser, including the fact that the sub-adviser pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services. The Board also considered the qualifications and experience of the portfolio managers responsible for managing the sub-adviser’s portion of the Fund.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the sub-adviser. Based on these considerations, the Board was satisfied, with respect to Crescat and the Fund that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the sub-adviser’s services and (2) the sub-adviser’s compensation is fair and reasonable.  The Board was also assisted by the advice of independent counsel in making this determination.  Based on the foregoing, the Board, including the Independent Trustees, unanimously approved the Sub-advisory Agreement with Crescat.  As a result of the Board’s determination, Crescat resumed its service as a sub-adviser to the Fund effective November 1, 2012.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENTS

Covenant

Under the Sub-advisory Agreement with Covenant, Covenant will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  The Sub-advisory Agreement with Covenant provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees, or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The Sub-advisory Agreement with Covenant can be terminated at any time, without the payment of any penalty, by the Board, the Adviser, Covenant, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  The Sub-advisory Agreement with Covenant terminates automatically in the event of an assignment.

Under the Sub-advisory Agreement with Covenant, Covenant’s fees are based on the assets that Covenant is responsible for managing.  Under the Sub-advisory Agreement with Covenant, the sub-advisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees Covenant receives are included in the Adviser’s management fee.

Crescat

On August 21, 2012 a change in control occurred at Crescat whereby Kevin Smith purchased the 50% interest owned by Daniel Hoskins resulting in Mr. Smith becoming the sole owner of Crescat (the “Transaction”).  While there were no changes in the nature, extent or quality of Crescat’s sub-advisory services as a result of the Transaction, the Transaction resulted in a change in control of Crescat which automatically terminated the prior Sub-advisory Agreement for the Fund under the federal securities laws.  Between August 21, 2012 when the previous Sub-advisory Agreement terminated, and November 1, 2012, when the new Sub-advisory Agreement became effective, Crescat did not receive any payment from the Adviser for sub-advisory services.

The terms and conditions of the new Sub-advisory Agreement with Crescat are identical to the terms and conditions of the prior Sub-advisory Agreement.  Under the new Sub-advisory Agreement with Crescat as under the prior Sub-advisory Agreement, Crescat will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  As with the prior Sub-advisory Agreement, the new Sub-advisory Agreement provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The new Sub-advisory Agreement, as the prior Sub-advisory Agreement, also can be terminated at any time, without the payment of any penalty, by the Board, the Adviser, Crescat, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  Similarly to the prior Sub-advisory Agreement, the new Sub-advisory Agreement terminates automatically in the event of an assignment.

Under the new Sub-advisory Agreement, as under the prior Sub-advisory Agreement, Crescat’s fees are based on the assets that Crescat is responsible for managing.  Under both the prior and new Sub-advisory Agreements, Crescat’s sub-advisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees Crescat receives are included in the Adviser’s management fee.

Covenant and Crescat

For its services under the investment advisory agreement with the Trust, the Adviser receives a management fee from the Fund, computed daily and payable monthly, of 2.30% of the Fund’s average net assets.  The Adviser pays each sub-adviser a fee out of its management fee that is based on a percentage of the average daily net assets managed by each sub-adviser.  The Lead Sub-Adviser receives an annual management fee of 0.55% of the Fund’s average daily net assets.  For the period indicated below, the following fees were paid to the sub-advisers (excluding amounts paid to the Lead Sub-Adviser):

April 30, 2012* to October 31, 2012
Aggregate dollar amount	$ 36,644.11
  *Commencement of operations.

The Adviser has contractually committed indefinitely to waive its advisory fees or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes, interest and dividends on securities sold short and extraordinary expenses, of the Fund at 2.96% for Class A shares and 2.66% for Class I shares.

INFORMATION REGARDING THE FUND

The Fund attempts to achieve its investment objective by allocating its assets among a carefully chosen group of experienced alternative investment portfolio managers who serve as sub-advisers (“Sub-Advisers”) to the Fund.  The Adviser engages an experienced specialized alternative investment advisory firm to serve as the Lead Sub-Adviser to assist in the identification and selection of Sub-Advisers and in the portfolio construction process.

These Sub-Advisers implement both fundamentally and technically driven strategies.  These strategies may include, without limitation, global macro, opportunistic equity and fixed income, and systematic strategies that invest in different asset classes, securities, and derivative instruments. These strategies seek to target attractive absolute returns.  These strategies may exhibit different degrees of volatility, as well as variability of beta to equity, currency, and interest rate markets.  The Fund’s Sub-Advisers seek to have diversifying characteristics including lower correlation to market risk factors than traditional equity and fixed income strategies.

Global Macro:  Sub-Advisers have a broad investment mandate to invest in liquid asset classes globally, including futures and other derivative contracts with a goal of generating positive total returns over a full market cycle, with the potential to generate these returns with lower correlation to traditional equity and fixed income indices.  Sub-Advisers may analyze a variety of factors, including fiscal and monetary policy, historical price data, country specific fundamental economic data, as well as social and demographic trends, and political events.

Opportunistic: Sub-Advisers can invest globally, long or short, in stocks of companies of any size or market capitalization, government and corporate bonds and other fixed income securities. They may also invest in derivatives either to manage risk or to enhance return.  Sub-Advisers may employ a bottom-up analysis for individual security selection, and/or a top-down approach to capital allocation amongst various asset classes, while employing risk management strategies designed to mitigate downside risk.

Systematic: Sub-Advisers focus on liquid asset classes globally, including futures and other derivatives with a goal of generating positive total returns over a full market cycle.  Sub-Advisers implement trading-rules based on historical data and technical analysis and will utilize computer programs and will create algorithms to identify and capture trading profits during market movements.  Buy and sell decisions, trade structuring, and execution tend to be computerized and systematic, allowing for the ability to evaluate a vast number of inputs to identify investment opportunities.

The Fund invests in a wide range of U.S. and non-U.S. publicly traded and privately issued or negotiated securities (securities for which the price is negotiated between private parties) including, but not limited to, equity securities, fixed-income securities, currencies and derivatives.  The Fund’s allocation to these various security types and various asset classes will vary over time in response to changing market opportunities.

•
The Fund may invest without limit in equity securities of issuers of any market capitalization.  The Fund may invest up to 10% of its net assets in initial public offerings (“IPOs”).  The Fund may invest without limit in foreign securities, including up to 50% of its net assets in securities of issuers located in emerging markets.

•	The Fund may invest up to 80% of its net assets in fixed income securities. Such fixed income investments may include high-yield or “junk” bonds and may be of any maturity.
•
The Fund may also invest up to 85% of its net assets in derivatives including options, futures (including commodities futures), forward currency contracts and swaps, including credit-default swaps.  These derivative instruments may be used for investment purposes or to modify or hedge the Fund’s exposure to a particular investment market related risk, as well as to manage the volatility of the Fund.

•	The Fund may invest up to 60% of its net assets in currencies and forward currency contracts.
•	The Fund may utilize leverage (by borrowing against a line of credit for investment purposes) of no more than 10% of the Fund’s total assets as part of the portfolio management process.
•	From time to time, the Fund may invest a significant portion of its assets in the securities of companies in the same sector of the market.
•	The Fund may sell securities short with respect to 100% of its net assets.

For either investment or hedging purposes, certain Sub-Advisers may invest substantially in a broad range of the derivatives instruments described above, particularly futures contracts.  The Sub-Advisers may be highly dependent on the use of futures and other derivative instruments, and to the extent that they become unavailable, this may limit a Sub-Adviser from fully implementing its investment strategy.

The Sub-Advisers will invest in the securities described above based upon their belief that the securities have a strong appreciation potential (long investing, or actually owning a security) or potential to decline in value (short investing, or borrowing a security from a broker and selling it, with the understanding that it must later be bought back and returned to the broker).  When selecting individual securities for the Fund, the Sub-Advisers will implement differentiated principal investment strategies including, but not limited to: i) global macro, ii) opportunistic, and iii) systematic.  Additionally, these strategies may involve investment techniques, including, but not limited to:

•	event driven (investing in securities in special situations such as restructurings, mergers or other extraordinary corporate transactions),
•	risk arbitrage (attempting to arbitrage securities in special situations such as restructurings, mergers or other extraordinary corporate transactions),
•	market neutral (investing long in a diversified basket stocks believed to be undervalued while simultaneously investing short in a diversified basket of stocks believed to be overvalued),
•	convertible and diversified hedging (buying long in a convertible bond or preferred stock and selling short the corresponding common stock or call option) and
•	futures and options investing.

Each Sub-Adviser has complete discretion to invest its portion of the Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views.  While each Sub-Adviser is subject to the oversight of the Adviser and Lead Sub-Adviser, neither the Adviser nor Lead Sub-Adviser will attempt to coordinate or manage the day-to-day investments of the Sub-Advisers.

INFORMATION REGARDING COVENANT

Covenant, 210 Park Avenue, Suite 3000, Oklahoma City, OK 73102, is majority owned by Mr. Stephen E. Shafer, who serves as Chief Investment Officer and is the sole control person of Covenant. Covenant is an SEC registered investment advisory firm specializing in providing investment management services to individuals, including high net worth individuals, pooled investment vehicles, pension and profit sharing plans, charitable organizations, corporations and other investment advisers since 1984.  Stephen R. Hartman serves as Chief Compliance Officer.

Covenant’s portion of the Fund is managed by Mr. Shafer.  Prior to Covenant, Mr. Shafer started his own registered investment advisory firm, Opportunity Capital Advisors, in December 1999. He merged Opportunity Capital Advisors with Covenant in 2002.  Mr. Shafer received his B.B.A. in Economics & Finance from the University of Oklahoma in 1993. He went on to receive his M.Sc. in Comparative Politics from the London School of Economics in 1995 and a degree in Ranch Management from Texas Christian University in 1997.

Other Investment Companies Advised or Sub-Advised by Covenant.  Covenant does not currently act as investment adviser or investment sub-adviser to other registered investment companies (mutual funds) having similar investment objectives and policies to those of the Fund.

INFORMATION REGARDING CRESCAT

Crescat, 1560 Broadway, Suite 2270, Denver, CO 80202, is wholly owned by Mr. Kevin C. Smith, who serves as Chief Investment Officer and is the sole control person of Crescat.  Crescat is an SEC registered investment advisory firm specializing in providing investment management services to individuals, including high net worth individuals, and pooled investment vehicles since 2000.  Linda C. Smith serves as Chief Financial Officer and Chief Compliance Officer.

Crescat’s portion of the Fund is managed by Mr. Smith. Mr. Smith has served as Chief Investment Officer and portfolio manager for Crescat since 2005.  Mr. Smith received his BA in Economics from Stanford University in 1986 and an MBA from the University of Chicago’s Booth School of Business in 1992.

Other Investment Companies Advised or Sub-Advised by Crescat.  Crescat does not currently act as investment adviser or investment sub-adviser to other registered investment companies (mutual funds) having similar investment objectives and policies to those of the Fund.

BROKERAGE COMMISSIONS

For the period from the Fund’s inception on April 30, 2012 through November 21, 2012, the Fund did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent semiannual report is available on request, without charge, by writing to the Orinda SkyView Macro Opportunities Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Class A

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
Charles Schwab & Co. FBO Its Customers 211 Main Street San Francisco, CA 94105-1905	The Charles Schwab Corporation	DE	85.19%	Record
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	N/A	N/A	7.59%	Record
National Financial Services, LLC FBO Various Clients 200 Liberty Street New York, NY 10281-1003	N/A	N/A	6.96%	Record

Class I

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	Pershing Group LLC	DE	50.77%	Record
First Clearing LLC FBO Various Clients 2801 Market Street Saint Louis, MO 63103-2523	Wachovia Securities Financial Holdings, LLC	DE	31.74%	Record
National Financial Services, LLC FBO Various Clients 200 Liberty Street New York, NY 10281-1003	N/A	N/A	14.56%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own any of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at Orinda SkyView Macro Opportunities Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).